Exhibit (a)(2)
Report of Independent Registered Public Accounting Firm on Schedules
The Board of Directors
Modern Woodmen of America
We have audited the statutory-basis balance sheets of Modern Woodmen of America (the Society) as of December 31, 2010 and 2009, and the related statutory-basis statements of operations, changes in surplus, and cash flow for each of the three years in the period ended December 31, 2010, and have issued our report thereon dated April 25, 2011 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society’s management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statements referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
/s/ Ernst & Young LLP
Des Moines, Iowa
April 25, 2011

Schedule I — Summary of Investments
Other Than Investments in Related Parties
As of December 31, 2010

			Amount at
			Which Shown
			in the
			Statement of
		Fair	Financial
Type of Investment	Cost	Value	Position
	(In Thousands)
Bonds:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$1,666,898	$1,764,551	$1,666,898
States, municipalities, and political subdivisions	679,467	675,942	679,467
Corporate bonds	5,781,288	6,187,635	5,781,288
Hybrid securities	5,679	8,476	5,679
Mortgage and asset-backed securities	218,471	220,107	218,471

Total bonds	8,351,803	8,856,711	8,351,803

Equity securities:
Common stocks:
Industrial, miscellaneous, and all other	265,735	464,918	464,918
Mutual funds	10,856	12,492	12,492
Nonredeemable preferred stock	21,503	23,543	21,503

Total equity securities	298,094	500,953	498,913

Mortgage loans	562,692		562,692
Real estate	34,693		34,693
Certificateholders’ loans	192,998		192,998
Other invested assets	157,559		157,559

Total investments	$9,597,839		$9,798,658

See accompanying report of independent registered public accounting firm.

Schedule III — Supplementary Insurance Information
As of December 31, 2010, 2009, and 2008, and for each of the years then ended

	Future	Contractholder
	Policy	and Other
	Benefits	Certificateholder
	and Claims	Funds
	(In Thousands)
2010
Life and health insurance	$8,526,124	$23,398

2009
Life and health insurance	7,798,611	31,312

2008
Life and health insurance	7,169,224	30,389
See accompanying report of independent registered public accounting firm.

Schedule III — Supplementary Insurance Information (continued)
As of December 31, 2010, 2009, and 2008, and for each of the years then ended

			Benefits
			Claims, and
	Premiums	Net	Settlement	Other
	and Other	Investments	Expenses	Operating
	Considerations	Income (1)	(Restated)	Expenses (1)
	(In Thousands)
2010
Life and health insurance	$1,079,164	$518,329	$1,324,550	$176,466

2009
Life and health insurance	946,546	487,079	1,183,881	164,109

2008
Life and health insurance	771,399	458,928	1,002,098	157,591

(1)	Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.
See accompanying report of independent registered public accounting firm.

Schedule IV — Reinsurance
As of December 31, 2010, 2009, and 2008, and for each of the years then ended

		Ceded to
	Gross	Other	Net
	Amount	Companies	Amount
		(In Thousands)
2010
Life insurance in force	$33,938,424	$8,533,236	$25,405,188

Premiums:
Life insurance	$1,101,792	$(27,935)	$1,073,857
Supplemental contracts involving life contingencies	5,203	—	5,203
Accident and health insurance	107	(3)	104

Total	$1,107,102	$(27,938)	$1,079,164

2009
Life insurance in force	$33,680,120	$8,100,660	$25,579,460

Premiums:
Life insurance	$962,029	$(20,548)	$941,481
Supplemental contracts involving life contingencies	4,944	—	4,944
Accident and health insurance	125	(4)	121

Total	$967,098	$(20,552)	$946,546

2008
Life insurance in force	$33,540,038	$7,679,603	$25,860,435

Premiums:
Life insurance	$793,436	$(26,904)	$766,532
Supplemental contracts involving life contingencies	4,727	—	4,727
Accident and health insurance	146	(6)	140

Total	$798,309	$(26,910)	$771,399

See accompanying report of independent registered public accounting firm.